UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 27, 2006
U.S. Concrete, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-26025 (Commission File Number)	76-0588680 (IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 499-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 27, 2006, U.S. Concrete, Inc. entered into a Stock Purchase Agreement with Alliance Haulers, Inc., Alberta Investments, Inc., Atlas Concrete Inc. and Wild Rose Holdings, Ltd. under which U.S. Concrete will acquire all the outstanding capital stock of Alberta Investments and Alliance Haulers for $165 million, subject to specified adjustments. Alberta Investments owns two subsidiaries, through which it conducts most of its operations: Redi-Mix, L.P. and Ingram Enterprises, L.P. Redi-Mix operates 13 ready-mixed concrete plants in the Dallas/Fort Worth Metroplex and in areas north of the Metroplex. Ingram Enterprises operates 17 ready-mixed concrete plants and three sand and gravel plants in West Texas. Redi-Mix and Ingram operate a combined fleet of approximately 310 mixer trucks and produced approximately 2.4 million cubic yards of ready-mixed concrete and 1.2 million tons of aggregates in 2005. Alliance Haulers provides cement and aggregates hauling services with a fleet of approximately 260 hauling trucks owned by Redi-Mix and third-party haulers.
     The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the terms of that agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference into this Item 1.01. Except for its status as a contractual document that establishes and governs the legal relationships among the parties thereto, that agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in that agreement were made only for purposes of that agreement and as of specific dates. Such representations, warranties and covenants are qualified in a variety of respects, including by information in disclosure schedules that the parties exchanged in connection with the execution of that agreement, and may be subject to standards of materiality that differ from those relevant to investors. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third-party beneficiaries under the agreement and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of U.S. Concrete or any of its affiliates.
Item 7.01 Regulation FD Disclosure.
     U.S. Concrete has prepared a preliminary offering memorandum in connection with the notes offering described under Item 8.01 of this report. A series of excerpts from the preliminary offering memorandum is attached as Exhibit 99.3 and is incorporated by reference into this Item 7.01.
Item 8.01 Other Events.
     On June 28, 2006, U.S. Concrete announced that it has commenced a private placement of $75 million of its 8-3/8% senior subordinated notes due 2014. The private placement, which is subject to market and other conditions, will be made within the United States only to qualified institutional buyers and outside the United States only to non-U.S. investors under Regulation S of the Securities Act of 1933. U.S. Concrete intends to use the net proceeds from the offering to fund a portion of the purchase price of the pending acquisition described in Item 1.01 of this report. The notes offering is conditioned on the closing of that acquisition. A copy of the press release announcing the notes offering is attached as Exhibit 99.2 and incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
1.	The audited consolidated balance sheets of Alberta Investments, Inc. and subsidiaries and Alliance Haulers, Inc. as of December 31, 2005, 2004 and 2003 and the related consolidated statements of operations, retained earnings and cash flows for the years ended December 31, 2005, 2004 and 2003 and the notes to the consolidated financial statements, together with the reports thereon of Perryman, Chaney & Associates, L.L.P., are attached hereto as Exhibit 99.4 and incorporated herein by reference.

2.	The unaudited consolidated balance sheets of Alberta Investments, Inc. and subsidiaries and Alliance Haulers, Inc. as of March 31, 2006 and March 31, 2005 and the related unaudited consolidated statements of operations, retained earnings and cash flows for the three months ended March 31, 2006 and 2005 and the notes to the consolidated financial statements (together with a related review report issued by Perryman, Chaney & Associates, L.L.P.) are attached hereto as Exhibit 99.5 and incorporated herein by reference.
(b)	Pro Forma Financial Information.
The unaudited pro forma combined balance sheet as of March 31, 2006 and statements of operations for the three months ended March 31, 2006 and the year ended December 31, 2005 and the notes thereto are attached hereto as Exhibit 99.6 and incorporated herein by reference.
(d)	Exhibits.

Exhibit
Number	Exhibit

2.1	Stock Purchase Agreement, dated as of June 27, 2006, among U.S. Concrete, Inc., Alliance Haulers, Inc., Alberta Investments, Inc., Atlas Concrete Inc. and Wild Rose Holdings, Ltd.

23.1	Consent of Perryman, Chaney & Associates, L.L.P.

99.1	Press Release dated June 28, 2006.

99.2	Press Release dated June 28, 2006.

99.3	Supplemental Disclosures.

99.4	Audited Consolidated Financial Statements of Alberta Investments, Inc. and Subsidiaries and Alliance Haulers, Inc.

99.5	Unaudited Consolidated Financial Statements of Alberta Investments, Inc. and Subsidiaries and Alliance Haulers, Inc.

99.6	Unaudited Pro Forma Combined Financial Information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.
Date: June 28, 2006	By:	/s/ Robert D. Hardy
Robert D. Hardy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

2.1	Stock Purchase Agreement, dated as of June 27, 2006, among U.S. Concrete, Inc., Alliance Haulers, Inc., Alberta Investments, Inc., Atlas Concrete Inc. and Wild Rose Holdings, Ltd.

23.1	Consent of Perryman, Chaney & Associates, L.L.P.

99.1	Press Release dated June 28, 2006.

99.2	Press Release dated June 28, 2006.

99.3	Supplemental Disclosures.

99.4	Audited Consolidated Financial Statements of Alberta Investments, Inc. and Subsidiaries and Alliance Haulers, Inc.

99.5	Unaudited Consolidated Financial Statements of Alberta Investments, Inc. and Subsidiaries and Alliance Haulers, Inc.

99.6	Unaudited Pro Forma Combined Financial Information.